SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 27, 2006

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 27, 2006, representatives of Newmont Mining Corporation, a Delaware corporation (“Newmont”), are scheduled to make a presentation to analysts and investors at the Denver Gold Forum 2006 conference in Denver, Colorado (the “Conference”). At the Conference, Wayne Murdy, Chairman and Chief Executive Officer of Newmont, and Pierre Lassonde, President of Newmont, will discuss the information included in the presentation materials attached as Exhibit 99.1 to this Current Report. As part of this presentation, Newmont will, among other things, provide production and cost guidance for its fiscal years 2006 and 2007.

ITEM 8.01.	OTHER EVENTS

On September 27, 2006, Newmont issued a news release announcing production and cost guidance and other information. A copy of the Newmont’s news release is furnished as Exhibit 99.2 to this Current Report.

Also on September 27, 2006, Newmont settled its remaining obligations under the prepaid forward gold sales contract and forward gold purchase contract for which Newmont was required to deliver 17,951 ounces of gold in December 2006 and 179,062 ounces of gold in June 2007. This settlement resulted in cash payments of approximately $96 million, a $48 million reduction to the current portion of debt and a pre-tax loss on extinguishment of debt of approximately $40 million. Refer to Note 9 to the Consolidated Financial Statements in Newmont’s 2005 Annual Report on Form 10-K for additional information regarding these contracts.

The information, including the exhibits attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Presentation Materials dated September 27, 2006

99.2	News Release dated September 27, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: September 27, 2006

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Presentation Materials dated September 27, 2006

99.2	News Release dated September 27, 2006

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